Exhibit 10.39

THIRD ADDENDUM TO LEASE DATED JULY 6, 1994, BY AND BETWEEN H-K ASSOCIATES (LESSOR) AND FOCUS ENHANCEMENTS, INC. (LESSEE) FOR PREMISES AT 1370 DELL AVENUE, CAMPBELL, CALIFORNIA 95008.


Whereas Lessee desires to renew its above referenced Lease, Lessor and Lessee agree to the following changes and additions for a new Lease term.

1.   PREMISES:
     Premises consist of 27,500 square feet of space.

2.   TERM:
     The term of the Lease shall be for three (3) years, commencing August 1, 2002, and ending July 31, 2005.

3.   RENT:
     Rent shall be based on a NNN Lease as per the following:
     First year - $1.00 per square foot per month.
     Second year - $1.00 per square foot per month.
     Third year - $1.05 per square foot per month.

4.   SECURITY DEPOSIT:
     Lessee currently has a Security Deposit on account with Lessor in the amount of $37,125.00. $8,250.00 of Lessee's Security Deposit will be applied to the August 2002 rent. This will bring Lessee's total Security Deposit to $28,875.00

5.   RIGHT TO RENEW LEASE:
     Lessee shall have the right to renew this Lease for one 3 year period. Lessee shall give Lessor written notice of its intent to renew not Less than 180 days prior to the expiration of the Lease. Rent for the renewal shall be as follows:
          First year - $1.10 NNN per square foot per month.
          Second year - $1.15 NNN per square foot per month.
          Third year - $1.20 NNN per square foot per month.

6.   TENANT IMPROVEMENTS:
     Lessor, at Lessors expense, shall provide the following:
     a) Supply new air-conditioning ducting to MIS room.
     b) Touch up paint as agreed upon between Lessor and Lessee. Repaint breakroom cabinets and install new gray counter top. Repaint coffee counter cabinet and install new gray counter top.
     c) Repair bubbled carpet areas.
     d) Repair tile area at side building entrance.
     e) Replace any stained or damaged ceiling tile.


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Addendum to Lease dated July 6, 1994

7.   NNN EXPENSES:
     Lessee's NNN expenses shall not exceed an average of $0.07 per square foot, per month, annually, for the first and second years of said Lease, and $0.08 per square foot, per month, annually, for the third year of said Lease. Upon Lessee's renewal option, (see Paragraph 5), the NNN expenses shall not exceed an average of $0.09 per square foot, per month, annually for the first year, $0.10 per square foot, per month, annually for the second year, and $0.11 per square foot, per month, annually for the third year of the renewal

8.   SUBLEASE:
     Lessor agrees to assist Lessee in subleasing any excess space that Lessee no longer requires. Any rent proceeds shall be divided equally between Lessor and Lessee. Any Sublease shall not effect the base rental rate agreed upon between Lessor and Lessee.

ALL other  terms and  conditions  shall be as stated in the Lease  dated July 6,
1994

H-K ASSOCIATES                                   FOCUS ENHANCEMENTS, INC.

BY    /s/ Neil Hamm                              BY    /s/ Gary Williams
      ---------------------------------                -------------------------

Title General Partner                            Title VP of Finance & CFO
      ---------------------------------                -------------------------

Date  June 2, 2002                               Date  May 14, 2002
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